EXHIBIT 99
[GRAPHIC OMITTED]
                                                               November 11, 1999
                                                           FOR IMMEDIATE RELEASE

CONTACT:          THE SPORTS AUTHORITY, INC.

                  George Mihalko
                  Executive Vice President & Chief Financial Officer
                  (954) 677-6360

             THE SPORTS AUTHORITY NAMES HANAKA CHAIRMAN OF THE BOARD
================================================================================
Fort Lauderdale, Florida, November 11, 1999--The Sports Authority, Inc. (NYSE:
TSA) today announced that its Board of Directors elected Martin E. Hanaka, as Chairman, effective immediately. In addition to Chairman of the Board, Mr. Hanaka will continue to serve as Chief Executive Officer, a position he has held since September 1998.

Ms. Carol Farmer, Chairperson of the Corporate Governance Committee, stated, "The Board feels confident that Marty has developed a strong strategic direction and has a realistic perspective on the challenges and opportunities facing the Company and the industry. We are convinced that Marty and his team can lead the Company back to profitability."

Mr. Hanaka stated, "I appreciate this vote of confidence from the Board. Our team believes that The Sports Authority is the preeminent sporting goods retail brand. I will continue to work diligently with the Board and management team to enhance shareholder value and develop The Sports Authority into a world class retailer."

The Sports Authority, Inc. directly operates 201 full-line sporting goods superstores: 196 stores in 32 states across the United States and five in Canada. Mega Sports Co., LTD. Operates another 17 stores in Japan under a license agreement with The Sports Authority.

                    DISCLOSURE ON FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth herein. These risks and uncertainties are disclosed in the Company's Form 10-K for 1998.